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                                                               Exhibit (a)(2)


                          THE PARKSTONE ADVANTAGE FUND

                                 AMENDMENT NO. 1
                                       TO
                              DECLARATION OF TRUST

     I, W. Bruce McConnel, III, do hereby certify as follows:

     1. That I am the duly elected Secretary of The Parkstone Advantage Fund, a Massachusetts business trust (hereinafter called the "Trust");

     2. That in such capacity I have examined records of actions taken by the Board of Trustees of the Trust;

     3. That the current Trustees of the Trust duly adopted the following resolutions on February 16, 2000 at a meeting duly called, legally held and at which a quorum was present and acting throughout and such resolutions are the only resolutions of the Trust relating to the subject matter thereof, have not been rescinded or revoked and are in full force and effect on the date hereof.;

       NAME CHANGE OF TRUST OF THE PARKSTONE ADVANTAGE FUND ("ADVANTAGE").

               A.   APPROVAL OF NAME CHANGE OF TRUST AND PORTFOLIOS.

                    RESOLVED, that pursuant to Section 10.8.c of Advantage's
               Declaration of Trust, the trust name of The Parkstone Advantage Fund be and it hereby is changed to The Armada Advantage Fund effective with the new prospectus on May 1, 2000;

               B.   GENERAL POWERS.

                    RESOLVED, that Advantage's officers be, and each hereby is, authorized and directed to do or cause to be done all such other acts and things and to make, execute and deliver any and all papers and documents in the name and on behalf of Advantage, under its seal or otherwise, as they, or any of them, may, with the advice of counsel to Advantage, deem necessary and desirable to carry out the intent of the foregoing resolutions, such determination to be conclusively evidenced by such actions.

          4. That the foregoing resolutions remain in full force and effect as of the date hereof; and
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          5.   That this Amendment No. 1 to the Declaration of Trust shall be effective on May 1, 2000.

Dated April 24, 2000

                                                 /s/ W. Bruce McConnel, III
                                                 -------------------------------
                                                 W. Bruce McConnel, III
                                                 Secretary

Subscribed to and Sworn to Before
Me this 24th day of April, 2000

/s/ Dorothea A. Natale

----------------------------
Notary Public